Exhibit 99.6

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

BANK OF NEW YORK AND MELLON FINANCIAL

The following Unaudited Pro Forma Combined Consolidated Balance Sheet combines the respective historical Consolidated Balance Sheets of The Bank of New York Company, Inc. (“Bank of New York”) and Mellon Financial Corporation (“Mellon Financial”) giving effect to the transaction as if it had been completed on March 31, 2007. The pro forma balance sheet assumes that the proposed transaction is accounted for as a purchase of Mellon Financial by Bank of New York and, accordingly, includes adjustments to record assets and liabilities of Mellon Financial at their estimated fair values, which are subject to further adjustment as additional information becomes available and additional analyses are performed. The related pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

The following Unaudited Pro Forma Combined Consolidated Statements of Income for the three months ended March 31, 2007 and year ended December 31, 2006 combine the respective historical Consolidated Statements of Income of Bank of New York and Mellon Financial giving effect to the proposed transaction as if it had become effective at January 1, 2006 as an acquisition by Bank of New York of Mellon Financial using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

We anticipate that the proposed transaction will provide The Bank of New York Mellon Corporation (“Newco”) with financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and transaction-related costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of Newco would have been had the proposed transaction been completed during these periods.

The unaudited pro forma combined consolidated financial information and notes are presented for illustrative purposes only. They include various estimates, which are subject to material change, and may not necessarily be indicative of the financial position or results of operations that would have occurred if the proposed transaction had been consummated as of the applicable date or which may be attained in the future. This pro forma financial information and notes should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of Bank of New York and Mellon Financial.

BANK OF NEW YORK AND MELLON FINANCIAL

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

March 31, 2007

(In millions)	Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined
ASSETS
Cash and due from banks	$2,159	$2,205	$(3	)(P)	$4,361
Interest-bearing deposits with banks	13,474	2,994	—		16,468
Federal funds sold and securities purchased under resale agreements	1,712	157	—		1,869
Securities:
Available for sale	22,124	18,845	(11	)(P)	40,958
Held-to-maturity	1,572	88	2	(B)	1,662

Total securities	23,696	18,933	(9)		42,620
Trading assets	3,675	1,114	(3	)(P)	4,786
Loans	38,289	6,123	(176	)(C)	44,236
Reserve for loan losses	(290)	(52)	10	(C)	(332)

Net loans	37,999	6,071	(166)		43,904
Premises and equipment	1,064	552	(2	)(D)	1,614
Accrued interest receivable	409	104	—		513
Goodwill	5,131	2,499	(2,499	)(A)	16,621
			11,490	(E)
Intangible assets	1,447	373	(373	)(A)	6,070
			4,623	(E)
Other assets	9,061	4,842	663	(F)	14,676
			(6	)(P)
			116	(G)
Assets of discontinued operations	21	613	—		634

Total assets	$99,848	$40,457	$13,831		$154,136

LIABILITIES
Noninterest-bearing deposits in domestic offices	$17,269	$7,046	$(3	)(P)	$24,312
Interest-bearing deposits in domestic offices	9,312	12,403	(1	)(H)	21,714
Interest-bearing deposits in foreign offices	32,435	5,949	—		38,384

Total deposits	59,016	25,398	(4)		84,410
Federal funds purchased and securities sold under repurchase agreements	773	1,504	—		2,277
Trading liabilities	2,270	464	(3	)(P)	2,731
Payables to customers and broker-dealers	6,739	—	—		6,739
Other funds borrowed	1,714	105	—		1,819
Accrued taxes and other expenses	4,153	1,706	1,664	(L)	7,523
Other liabilities	4,007	759	(89	)(J)	4,925
			9	(K)
			245	(M)
			(6	)(P)
Long-term debt	9,585	5,062	95	(I)	14,731
			(11	)(P)
Liabilities of discontinued operations	64	565	—		629

Total liabilities	$88,321	$35,563	$1,900		$125,784

SHAREHOLDERS’ EQUITY (NOTE 4)
Common stock	7,909	294	(8,192)		11
Additional capital	2,203	1,995	15,189		19,387
Retained earnings	9,294	7,511	(7,511)		9,294
Accumulated other comprehensive income, net of tax	(337)	(104)	104		(337)
Treasury stock	(7,539)	(4,802)	12,341		—
Loan to ESOP	(3)	—	—		(3)

Total shareholders’ equity	11,527	4,894	11,931		28,352

Total liabilities and shareholders’ equity	$99,848	$40,457	$13,831		$154,136

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information

BANK OF NEW YORK AND MELLON FINANCIAL

UNAUDITED PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

For the Three Months Ended March 31, 2007

(In millions)	Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Interest Income
Loans	$407	$110	$3	(C)	$520
Margin loans	84	—	—		84
Securities
Taxable	293	230	—		523
Exempt from federal income taxes	1	8	—		9

Total securities income	294	238	—		532
Deposits in banks	146	31	—		177
Federal funds sold and securities purchased under resale agreements	57	18	—		75
Trading assets	33	3	—		36

Total interest income	1,021	400	3		1,424

Interest Expense
Deposits	400	176	—		576
Federal funds purchased and securities sold under repurchase agreements	19	15	—		34
Other borrowed funds	13	3	—		16
Customer payables	42	—	—		42
Long-term debt	120	82	(3	)(I)	199
Funding of discontinued operations	—	(1)	—		(1)

Total interest expense	594	275	(3)		866

Net interest income	427	125	6		558
Provision for credit losses	(15)	3	—		(12)

Net interest income after provision for credit losses	442	122	6		570

Noninterest Income
Securities servicing fees
Asset servicing	393	252	(5	)(T)	640
Issuer services	319	52	—		371
Clearing services	278	2	(10	)(T)	270

Total securities servicing fees	990	306	(15)		1,281
Global payment services	50	66	—		116
Asset and wealth management fees	151	609	—		760
Performance fees	14	35	—		49
Distribution and servicing	2	123	—		125
Financing-related fees	52	11	—		63
Foreign exchange and other trading activities	128	60	—		188
Securities gains	2	—	—		2
Asset/investment income	35	23	—		58
Other	51	47	—		98

Total noninterest income	1,475	1,280	(15)		2,740

BANK OF NEW YORK AND MELLON FINANCIAL

UNAUDITED PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

For the Three Months Ended March 31, 2007—(continued)

(In millions)	Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Noninterest Expense
Staff	720	537	1	(O)	1,244
			(14	)(K)
Net occupancy	79	56	5	(G)	140
Furniture and equipment	50	28	—		78
Clearing	37	—	—		37
Sub-custodian expenses	34	17	(1	)(T)	50
Software	54	18	—		72
Business development	30	28	—		58
Communications	19	6	—		25
Professional, legal and other purchased services	130	115	—		245
Distribution and servicing	4	142	(14	)(T)	132
Amortization of intangible assets	28	12	(12	)(S)	111
			83	(E)
Merger and integration costs	15	8	(12	)(R)	11
Other	72	81	—		153

Total noninterest expense	1,272	1,048	36		2,356

Income
Income from continuing operations before income taxes	645	354	(45)		954
Provision for income taxes	208	111	(15	)(U)	304

Income from continuing operations	$437	$243	$(30)		$650

Earnings per Share
Basic	$.58	$.59			$.58
Diluted	$.57	$.58			$.57
Average Shares Outstanding (in thousands)
Basic	750,737	412,357			1,120,602	(Q)
Diluted	763,083	418,599			1,138,492	(Q)

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information.

BANK OF NEW YORK AND MELLON FINANCIAL

UNAUDITED PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

For the Year Ended December 31, 2006

(In millions)	Bank of New York (Note 8)	Mellon Financial (Note 9)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Interest Income
Loans	$1,449	$397	$12	(C)	$1,858
Margin loans	330	—	—		330
Securities
Taxable	1,101	859	—		1,960
Exempt from federal income taxes	29	35	—		64

Total securities income	1,130	894	—		2,024
Deposits in banks	538	105	—		643
Federal funds sold and securities purchased under resale agreements	130	40	—		170
Trading assets	163	9	—		172

Total interest income	3,740	1,445	12		5,197

Interest Expense
Deposits	1,434	641	1	(H)	2,076
Federal funds purchased and securities sold under repurchase agreements	104	79	—		183
Other borrowed funds	100	17	—		117
Customer payables	167	—	—		167
Long-term debt	436	297	(18	)(I)	715
Funding of discontinued operations	—	(49)	—		(49)

Total interest expense	2,241	985	(17)		3,209
Net interest income	1,499	460	29		1,988
Provision for credit losses	(20)	2	—		(18)

Net interest income after provision for credit losses	1,519	458	29		2,006

Noninterest Income
Securities servicing fees
Asset servicing	1,401	945	(17	)(T)	2,329
Issuer services	895	196	—		1,091
Clearing services	1,244	9	(33	)(T)	1,220

Total securities servicing fees	3,540	1,150	(50)		4,640
Global payment services	209	271	—		480
Asset and wealth management fees	545	2,065	—		2,610
Performance fees	35	358	—		393
Distribution and servicing	6	415	—		421
Financing-related fees	250	45	—		295
Foreign exchange and other trading activities	425	271	—		696
Securities gains	2	3	—		5
Asset/investment income	150	84	—		234
Other	177	193	—		370

Total noninterest income	5,339	4,855	(50)		10,144

BANK OF NEW YORK AND MELLON FINANCIAL

UNAUDITED PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT

For the Year Ended December 31, 2006—(continued)

(In millions)	Bank of New York (Note 8)	Mellon Financial (Note 9)	Pro Forma Adjustments (Note 5)		Pro Forma Combined
Noninterest Expense
Staff	2,640	2,147	5	(O)	4,736
			(56	)(K)
Net occupancy	279	236	17	(G)	532
Furniture and equipment	190	106	—		296
Clearing	199	—	—		199
Sub-custodian expenses	134	55	—		189
Software	220	77	—		297
Business development	108	114	—		222
Communications	97	33	—		130
Professional, legal and other purchased services	381	462	(3	)(T)	840
Distribution and servicing	17	503	(47	)(T)	473
Amortization of intangible assets	76	44	(44	)(S)	407
			331	(E)
Merger and integration costs	106	11	(11	)(R)	106
Other	241	279	—		520

Total noninterest expense	4,688	4,067	192		8,947

Income
Income from continuing operations before income taxes	2,170	1,246	(213)		3,203
Provision for income taxes	694	314	(75	)(U)	933

Income from continuing operations	$1,476	$932	$(138)		$2,270

Earnings per Share
Basic	$1.95	$2.28			$2.02
Diluted	$1.93	$2.25			$2.00
Average Shares Outstanding (in thousands)
Basic	755,849	408,954			1,122,022	(Q)
Diluted	765,708	413,950			1,136,319	(Q)

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION

Three Months Ended March 31, 2007 and Year Ended December 31, 2006

(Unaudited)

NOTE 1: PURCHASE BUSINESS COMBINATION

The transaction will be accounted for as an acquisition of Mellon Financial by Bank of New York using the purchase method of accounting and, accordingly, the assets and liabilities of Mellon Financial will be recorded at their respective fair values on the date the transaction is completed. The transaction will be effected by the issuance of Newco common stock, $0.01 par value, to Bank of New York shareholders and Mellon Financial shareholders. Each share of Bank of New York common stock will be exchanged for 0.9434 shares of Newco common stock, and each share of Mellon Financial common stock will be exchanged for one share of Newco common stock. The shares of Newco common stock issued to effect the transaction will be recorded at $39.86 per share. This amount was determined by averaging the closing price of Bank of New York common stock for the two trading days before the December 4, 2006 announcement of the transaction and the two trading days after the announcement of the transaction (which includes the day of the announcement), and dividing by the Bank of New York exchange ratio.

If a Bank of New York shareholder would otherwise be entitled to a fractional share of Newco common stock, cash will be issued instead of such fractional share of Newco common stock; the pro forma financial statements do not present an estimate of such cash, which is not expected to be material and will be funded by cash on hand.

The pro forma financial information includes estimated adjustments to record certain assets and liabilities of Mellon Financial at their respective fair values. Bank of New York and Mellon Financial are in the process of reviewing their accounting and reporting policies and, as a result of this review, it may be necessary to further reclassify the company’s financial statements to conform to those classifications that are determined by the combined company to be most appropriate (see Notes 8 and 9). While some reclassifications of prior periods have been included in the unaudited pro forma combined consolidated financial information, further reclassifications may be necessary upon the completion of this review. Material intercompany transactions have been eliminated from the unaudited pro forma combined consolidated financial information. The pro forma adjustments are subject to updates as additional information becomes available and as additional analyses are performed.

We expect to realize increased revenue and reduced operating expenses following the transaction which are not reflected in this pro forma financial information. No assurance can be given with respect to any level of such increased revenue and reduced operating expenses.

The final allocation of the purchase price will be determined after the transaction is completed and after thorough analyses to determine the fair values of Mellon Financial’s tangible and identifiable intangible assets and liabilities as of the date the transaction is completed. Any change in the fair value of the net assets of Mellon Financial will change the amount of the purchase price allocable to goodwill. Additionally, changes to Mellon Financial’s equity, including dividends and net income from April 1, 2007 through the date the transaction is completed, will also change the amount of goodwill recorded. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The goodwill recorded in connection with the transaction is not subject to amortization and none is deductible for tax purposes. The customer relationships, customer contract-based and core deposit intangibles will be amortized over their estimated economic lives based on the pattern of usage or consumption, if determinable. Any additional intangibles that are identified in connection with the transaction will be amortized in accordance with the provisions of SFAS No. 142, such that any with an indefinite life will not be subject to amortization, and any with a finite economic life will be amortized over the estimated useful life.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

Bank of New York and Mellon Financial are in the process of determining the appropriate methodology to allocate the goodwill, customer relationships, deposit base and other indefinite-lived intangibles to reportable segments and expect to finalize the analysis after the completion of the transaction.

NOTE 2: PRO FORMA FINANCIAL INFORMATION

The pro forma financial information for the transaction is included as of March 31, 2007 and for the three months ended March 31, 2007 and the year ended December 31, 2006. The pro forma adjustments in the pro forma financial statements reflect the right of each Mellon Financial shareholder to receive one share of Newco common stock for each share of Mellon Financial common stock held by such holder of record, based on the number of shares of Mellon Financial common stock that were outstanding on March 31, 2007. The unaudited pro forma financial information presented in the pro forma financial statements is not necessarily indicative of the results of operations in future periods or the future financial position of Newco.

The pro forma balance sheet adjustments reflect the issuance of 1.132 billion shares of Newco common stock with an aggregate par value of $11 million; an increase in paid-in capital of $15.2 billion as shown in Note 4; goodwill of $11.5 billion as shown in Note 3; and customer relationships and customer contract-based, core deposit and other indefinite-lived intangibles of $2.2 billion, $0.2 billion and $2.2 billion, respectively. Also included in the pro forma balance sheet adjustments is an increase in other liabilities, which includes estimated exit costs of $200 million, transaction costs of $45 million, other purchase accounting accruals and an increase of $1.7 billion in deferred income taxes.

When the transaction is completed, Bank of New York options will be exchanged for stock options in Newco and the option price per share will be adjusted for the 0.9434 exchange ratio.

Mellon Financial options will be exchanged for stock options in Newco and the option price per share will not be adjusted as the exchange ratio is one Mellon Financial share for one Newco share. All unvested Mellon Financial options granted prior to December 4, 2006 will be accelerated upon approval of the transaction, except for those for which waivers to acceleration were elected. Vested stock options issued by Newco in exchange for options held by employees and directors of Mellon Financial are considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of stock options of $344 million.

The fair value of Newco options that will be issued in exchange for Mellon Financial options was estimated by using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value include volatility of 22 percent, a dividend yield of 2.36 percent, an expected life of 50-75 percent of the remaining contractual terms and a risk-free interest rate for U.S. government bonds having a remaining life equal to the respective options’ expected lives.

The estimated exit cost liabilities assumed in the transaction consist principally of personnel-related costs, which include involuntary termination benefits for Mellon Financial employees to be severed in connection with the transaction, relocation costs for continuing Mellon Financial employees and costs to cancel contracts of Mellon Financial that will provide no future benefit to Newco. The estimated $200 million of exit cost liabilities include only those costs associated with Mellon Financial. Bank of New York estimated transaction costs of $45 million are included in goodwill.

During the three months ended March 31, 2007 and year ended December 31, 2006, Bank of New York and Mellon Financial acquired businesses or portions of businesses which are included herein only from the date of completion. Additional information, including selected pro forma information, related to acquisitions of Bank of New York may be found in Note 3, Acquisitions and Dispositions, to its consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2006.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

NOTE 3: PURCHASE PRICE AND GOODWILL

The computation of the purchase price, the allocation of the purchase price to the net assets of Mellon Financial based on fair values estimated at March 31, 2007, the estimated intangibles and the resulting amount of goodwill follows:

(Dollar amounts in millions, except per share amounts)	March 31, 2007
Purchase price of Mellon Financial
Mellon Financial net common shares outstanding	416,332,384
Exchange ratio	1.00
Newco shares	416,332,384
Average price per share (Note 1)	$39.86
Purchase price of Mellon Financial shares		$16,595
Estimated fair value of outstanding Mellon Financial stock options		344	(N)
Total purchase price		$16,939
Net Mellon Financial assets acquired
Mellon Financial shareholders’ equity		$4,894
Mellon Financial goodwill and intangibles		(2,872	)(A)
Unrecognized compensation on unvested stock options and restricted stock		114	(O)
Estimated adjustments to reflect assets at fair value
Held-to-maturity securities		2	(B)
Loans and leases, net		(166	)(C)
Premises and equipment		(2	)(D)
Identified intangibles		4,623	(E)
Other assets		779	(F)(G)
Estimated adjustments to reflect liabilities at fair value
Deposits		1	(H)
Long-term debt		(95	)(I)
Other liabilities		80	(J)(K)
Deferred taxes
Related to increased intangibles carrying value	(1,615)
Related to stock options	(27)
Related to all other adjustments	(22)
Total deferred tax adjustments		(1,664	)(L)
Estimated exit and transaction costs		(245	)(M)
Total net assets acquired and adjustment to fair value		5,449
Goodwill		$11,490

See Note 5 for footnote explanations.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

NOTE 4: PRO FORMA CONSOLIDATED SHAREHOLDERS’ EQUITY

The pro forma adjustments related to shareholders’ equity on the pro forma combined consolidated balance sheet at March 31, 2007, are presented below.

(Dollar amounts in millions)	March 31, 2007
Common stock
Mellon Financial common shares	416,332,384
Exchange ratio	1.00
Newco shares	416,332,384

Par value of Newco at $0.01		$4
Less: Mellon Financial common stock		(294)

Adjustment		(290)

Bank of New York common shares (including shares loaned to ESOP)	758,426,005
Exchange Ratio	0.9434
Newco Shares	715,499,093

Par value of Newco at $0.01		7
Less: Bank of New York common stock		(7,909)

Adjustment		(7,902)

Total pro forma adjustment		$(8,192)

Additional capital
Common stock—Mellon Financial		$290
Common stock—Bank of New York		7,902
Mellon Financial treasury stock retirement		(4,802)
Bank of New York treasury stock retirement		(7,539)
Mellon Financial accumulated other comprehensive income		(104)
Mellon Financial retained earnings		7,511
Purchase price—Mellon Financial common stock (Note 3)		16,595
Estimated fair value of vested Mellon Financial stock options (Note 3)		344
Unearned compensation on unvested Mellon Financial restricted stock and stock options		(114)
Mellon Financial shareholders’ equity		(4,894)

Total pro forma adjustment		$15,189

Retained earnings pro forma adjustment—Mellon Financial		$(7,511)

Accumulated other comprehensive income pro forma adjustment – Mellon Financial		$104

Treasury stock pro forma adjustment
Mellon Financial		$4,802
Bank of New York		7,539

Total pro forma adjustment		$12,341

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

NOTE 5: PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS

(A) Adjustment to write off historical Mellon Financial goodwill and intangibles from prior acquisitions.

(B) Adjustment to fair value Mellon Financial’s held-to-maturity investment securities. The adjustment will be recognized over the respective remaining terms of the securities, which have a weighted average life of 3.7 years. The impact of the adjustment to pro forma interest income would have been less than $1 million for the year ended December 31, 2006 and the three months ended March 31, 2007.

(C) Adjustment to fair value Mellon Financial’s loan and lease portfolios. The adjustment to loans will be recognized over the respective remaining terms of the loans, which have a weighted average life of 1 year. The adjustment to lease finance assets in accordance with FASB Interpretation No. 21 ( Accounting for Leases in a Business Combination ) adjusts the lease finance assets carrying value to the present value of after-tax cash flows using current yields, as well as reverses the deferred tax liability that had previously been recorded on these lease finance assets by Mellon Financial. The adjustment to lease finance assets will be recognized over the respective remaining terms of the leases, which have a weighted average remaining life of 8 years. The estimated impact of the adjustment of loans and leases, assuming the transaction had been completed on January 1, 2006, would be an increase in interest income of $12 million, $13 million, $13 million, $14 million and $14 million for the years 2006 through 2010, respectively, and an increase of $3 million for the three months ended March 31, 2007. Based on current information regarding Mellon Financial’s loan portfolio, there are no material estimated differences between the contractual cash flows and the cash flows expected to be collected attributable to credit quality; accordingly, no such adjustment was applied. The pro forma adjustment reduces the reserve for losses on lease finance assets by $10 million to reflect the base credit reserve that would be recorded on the adjusted carrying value of the lease finance assets.

(D) Adjustment to fair value Mellon Financial premises and equipment. The impact of the adjustment to pro forma net occupancy expense and furniture and equipment expense would have been less than $1 million for the year ended December 31, 2006 and three months ended March 31, 2007.

(E) Adjustment to record goodwill and identifiable intangible assets resulting from the transaction based on estimated fair values as summarized in Note 3. The adjustments reflected in this prospectus supplement are based on current assumptions, valuations and estimated lives, which are subject to change. Material changes to these estimates are possible when the analysis is completed. For purposes of the pro forma adjustments shown here, management has estimated $4.6 billion of identifiable intangibles. The pro forma amortization expense of the estimated customer relationship, customer contract-based and core deposit intangible assets with estimable lives are estimated based on a pattern consistent with the assets’ identifiable cash flows, and the amortization expense of non-compete agreements is estimated using a straight-line method. The initial estimates of the fair values, amortization expense and lives are as follows:

		Pro Forma Amortization Expense
(in millions) Amortizing intangibles:	Estimated Fair Value	Year ended December 31, 2006	Three months ended March 31, 2007	Estimated Useful Lives or Contract Terms
Asset management customer relationships	$1,670	$220	$55	10 years
Customer contracts in asset servicing, processing and shareholder services businesses	528	62	16	23 years
Core deposits	185	46	11	10 years
Non-compete agreements	20	3	1	7 years
Indefinite-lived intangibles:
Mutual funds advisory contracts	1,196	n/a	n/a	n/a
Trade names	1,024	n/a	n/a	n/a

Total	$4,623	$331	$83

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

(F) Adjustment of $663 million to fair value Mellon Financial’s investments in four strategic joint ventures, recorded in Other assets.

(G) Adjustment of $116 million to record in Other assets the favorable impact of operating leases compared to current market rates for the remainder of the lease terms. The estimated impact of the adjustment to current market rates, assuming the transaction had been completed on January 1, 2006, would be an increase in net occupancy expense of approximately $17 million in 2006, $18 million for each of the years from 2007-2010 and $5 million for the three months ended March 31, 2007.

(H) Adjustment to fair value Mellon Financial’s term deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized over the weighted average estimated remaining term of the related deposit liabilities of 0.3 years. This adjustment increases pro forma interest expense by $1 million for the year ended December 31, 2006 and less than $1 million for the three months ended March 31, 2007.

(I) Adjustment to fair value Mellon Financial’s notes, debentures and junior subordinated debentures, all of which are included as Long-term debt in the Combined Consolidated Balance Sheet. The adjustment will be recognized over the respective remaining lives of the instruments, which have a weighted average life of 9.8 years. The estimated impact of the $95 million pro forma adjustment of long-term debt, assuming the transaction had been completed on January 1, 2006, would be decreases in interest expense of $18 million, $13 million, $12 million, $7 million and $5 million for the years 2006 through 2010, respectively, and a decrease of $3 million for the three months ended March 31, 2007. These were estimated using a straight-line basis over the respective remaining maturities of the long-term debt instruments. These pro forma adjustments do not reflect any impact from the effect of the debt to be issued under this prospectus supplement or the use of the proceeds thereof.

(J) Adjustment to reverse $89 million of accrued liabilities related to Mellon Financial’s operating leases with either free rent periods or “step-up” annual lease payments that were recorded under SFAS No. 13 (Accounting for Leases). Under SFAS No. 13, the expense related to operating leases with lease payments increasing subsequent to the date of the completion of the transaction will be recorded on a straight-line basis over the respective leases’ remaining terms. The accrual increased $20 million from January 1, 2006 to March 31, 2007; accordingly, no pro forma adjustment to reduce rental expense is presumed to have occurred for the three months ended March 31, 2007 or the year ended December 31, 2006.

(K) Adjustment to increase the fair value of Mellon Financial’s pension liability by $9 million for the effect of a pre-existing change of control provision for certain employees in Mellon Financial’s pension plan. The $56 million decrease to pro forma staff expense for the year ended December 31, 2006 includes (1) a decrease of $58 million for the amortization of prior service cost and recognized net actuarial loss on pensions and amortization of transition obligation on postretirement benefits other than pensions recognized by Mellon Financial in 2006 and (2) a pro forma increase of $2 million for the service and interest components of expense that would have been recorded in 2006 for the effect of the pre-existing change of control provision for certain employees. The pro forma adjustments for the three months ended March 31, 2007 was estimated at approximately one fourth of the annual estimate. Additional analyses and actuarial valuations will be performed by the combined company’s actuaries after the transaction, and these estimates may be subject to material change. The adjustments reflected herein do not reflect any effects from restructuring the combined company workforce.

(L) Adjustment to record the tax effects of the pro forma adjustments in the Balance Sheet, except the adjustment to lease finance assets (as described in Note C above), using a combined federal, state and foreign tax rate of 38 percent.

(M) Adjustment to record as liabilities the estimated exit costs related to Mellon Financial and transaction costs incurred by Bank of New York, both of which are included in the estimated $1.3 billion of merger and

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

integration costs, discussed further in Note 6. The estimated exit costs will include severance (including the effect of change in control provisions in Mellon Financial’s displacement program) and relocation costs of continuing Mellon Financial employees, costs to cancel contracts of Mellon Financial that will provide no future benefit to Newco, and other costs. Also included in the pro forma adjustment is $45 million for Bank of New York’s investment banking, attorney and independent accountant fees, and other transaction-related costs.

(N) Adjustment to record the fair value of Mellon Financial’s employees’ stock options and directors’ stock options and deferred share units. The fair value of Mellon Financial’s options to be exchanged for Newco options was estimated using a Black-Scholes pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that, when changed, can materially affect fair value estimates. The more significant assumptions used in estimating the fair value include volatility of 22 percent, a dividend yield of 2.36 percent, an expected life of 50 to 75 percent of the remaining contractual terms and a risk-free interest rate for U.S. government bonds having a remaining life equal to the respective options’ expected lives.

(O) Adjustment to increase staff expense resulting from the revaluation of Mellon Financial’s unvested awards, primarily for those individuals who elected to waive acceleration of vesting. The original valuations of these awards were determined by Mellon Financial at the original grant dates. Upon completion of the transaction, these awards will be revalued using current market assumptions. The unrecognized compensation expense for these stock-based awards and those issued in the three months ended March 31, 2007 was $114 million at March 31, 2007. Annual compensation expense related to these awards is expected to be greater than historic compensation expense due to the increase in the value of the awards upon remeasurement. For unvested stock options, the average remaining vesting period is 4.5 years and the average remaining contractual life is 9.7 years. For unvested restricted stock awards, the average remaining vesting period is 2.4 years. Pursuant to FAS 123(R), unvested awards are not considered a component of purchase price and are solely recognized in compensation expense in future periods.

(P) Adjustment to eliminate intercompany assets and liabilities. These include: (i) $11 million of Mellon Financial junior subordinated debentures, included in long-term debt, which were included in securities available for sale by Bank of New York, (ii) $3 million of Mellon Financial trading liability recorded as a trading asset receivable by Bank of New York, (iii) $3 million of Mellon Financial cash and due from banks and held in deposits by Bank of New York, and (iv) $6 million of miscellaneous receivables/payables in other assets and other liabilities. The amount of interest earned on the junior subordinated debentures for the period held in 2006 and 2007 as an investment was less than $1 million, and the revenue and expense related to the other items described above was de minimis.

(Q) Weighted average shares of Newco were calculated using the historical weighted average shares outstanding for the year ended December 31, 2006 of Bank of New York shares adjusted using the exchange ratio of 0.9434 and Mellon Financial shares using the 1:1 exchange ratio. Earnings per share data have been computed based on the combined historical income from continuing operations of Bank of New York and Mellon Financial and the impact of pro forma purchase accounting adjustments.

(R) Adjustment to eliminate merger and integration expenses recorded by Mellon Financial and Bank of New York related to the transaction.

(S) Adjustment to reverse amortization expense of intangible assets recorded in Mellon Financial’s historical financial statements.

(T) Adjustment to eliminate intercompany revenue and expenses for Clearing services and Asset servicing paid by Mellon Financial to Bank of New York.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

(U) The adjustment included in the pro forma tax provision related to lease finance assets includes the taxes that would be recorded for these assets based on the new carrying value as described in Note C above, rather than the 38% statutory provision for combined federal, state and foreign taxes used for all other pro forma adjustments.

NOTE 6: MERGER AND INTEGRATION EXPENSE

In connection with the transaction, Bank of New York and Mellon Financial have begun to develop their preliminary plans for post-merger integration of their operations. Over the next several months, the specific details of these plans will be refined. Bank of New York and Mellon Financial are currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system.

Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, canceling contracts with certain service providers and selling or otherwise disposing of certain premises or equipment. To the extent these decisions relate to Mellon Financial employees, assets or contracts, the costs associated with such decisions as permitted will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to goodwill. It is expected that all such costs will be identified and recorded within one year of completion of the transaction and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The Unaudited Pro Forma Combined Consolidated Balance Sheet includes a preliminary estimate of such liabilities of $200 million. See Notes 2, 3 and 5 for additional disclosures.

To the extent these decisions relate to Bank of New York employees, assets or contracts, these exit and disposal costs would be recorded in accordance with FASB Statement Nos. 146 and 112 in the results of operations of Newco in the period incurred.

Newco also expects to incur transaction-related expenses in the process of combining the operations of the two companies. These transaction-related expenses may include system conversion costs, employee retention arrangements and costs of incremental communications to customers and others. It is expected that the exit and disposal costs along with the transaction-related costs will be incurred over a three-year period after completion of the transaction. These expenses are not included in the Unaudited Pro Forma Combined Consolidated Income Statement because these costs will be recorded in the combined results of operations as they are incurred after completion of the transaction and are not indicative of what the historical results of Newco would have been had Bank of New York and Mellon Financial actually been combined during the periods presented.

Preliminarily, we estimate that the total of Mellon Financial’s exit costs, Bank of New York’s transaction and restructuring costs and Newco’s integration costs will be approximately $1.3 billion.

NOTE 7: DIVIDENDS

Following the completion of the transaction, it is anticipated that Newco will initially pay a quarterly cash dividend of $0.235 per share. Prior to the completion of the transaction, Bank of New York intends to maintain its $0.22 per share regular quarterly dividend. Prior to the completion of the transaction, Mellon Financial intends to maintain regular quarterly dividends at a rate not to exceed $0.22 per share.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

NOTE 8: RECLASSIFICATIONS TO BANK OF NEW YORK INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2006

(dollar amounts in millions)	As Reported in Bank of New York’s Form 10-K	Bank of New York’s Reporting Reclassifications		As Shown for Bank of New York in Combined Consolidated Income Statement
Interest Income
Loans	$1,449	$—		$1,449
Margin loans	330	—		330
Securities
Taxable	1,101	—		1,101
Exempt from federal income taxes	29	—		29

Total securities income	1,130	—		1,130
Deposits in bank	538	—		538
Federal funds sold and securities purchased under resale agreements	130	—		130
Trading assets	163	—		163

Total interest income	3,740	—		3,740

Interest Expense
Deposits	1,434	—		1,434
Federal funds purchased and securities sold under repurchase agreements	104	—		104
Other borrowed funds	100	—		100
Customer payables	167	—		167
Long-term debt	436	—		436
Funding of discontinued operations	—	—		—

Total interest expense	2,241	—		2,241
Net interest income	1,499	—		1,499
Provision for credit losses	(20)	—		(20)

Net interest income after provision for credit loss	1,519	—		1,519

Noninterest income
Securities servicing fees
Investor services/Asset servicing	1,138	263	(c)(h)	1,401
Issuer services	895	—		895
Broker-dealer services	259	(259	)(h)	—
Execution and clearing services	1,245	(1	)(c)	1,244

Total securities servicing fees	3,537	3		3,540
Global payment services	252	(43	)(a)	209
Asset and wealth management services	569	(24	)(b)(d)	545
Performance fees	—	35	(b)	35
Distribution and servicing	—	6	(b)	6
Finance-related fees	207	43	(a)	250
Foreign exchange and other trading activities	425	—		425
Securities gains	88	(86	)(f)	2
Net economic value payments	23	(23	)(e)	—
Assets/investment income	—	150	(c)(f)	150
Other	221	(44	)(c)(e)	177

Total noninterest income	5,322	17		5,339

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

(dollar amounts in millions)	As Reported in Bank of New York’s Form 10-K	Bank of New York’s Reporting Reclassifications		As Shown for Bank of New York in Combined Consolidated Income Statement
Noninterest expense
Staff	2,640	—		2,640
Net occupancy	279	—		279
Furniture and equipment	190	—		190
Clearing	183	16	(g)	199
Sub-custodian expenses	134	—		134
Software	220	—		220
Business development	—	108	(g)	108
Communication	97	—		97
Professional, legal and other purchased services	—	381	(g)	381
Distribution and servicing	—	17	(d)	17
Amortization of intangible assets	76	—		76
Merger and integration costs	106	—		106
Other	746	(505	)(g)	241

Total noninterest expense	4,671	17		4,688

Income
Income from continuing operations before income taxes	2,170	—		2,170
Provision for income taxes	694	—		694

Income from continuing operations	$1,476	$—		$1,476

Reclassification adjustments to conform Bank of New York categories with the Newco Income Statement presentation:

(a)	To reclassify letter of credit and acceptance income to Finance-related fees.
(b)	To reclassify Performance fees and Distribution and servicing income from Asset and wealth management services.
(c)	To reclassify from Other income both equity in earnings of companies in which Bank of New York has an investment in 50 percent or less of the equity ($3 million) dedicated to Asset servicing and Clearing services and also income earned on company-owned life insurance ($64 million) to Asset/investment income.
(d)	To reclassify asset management finders fees to Distribution and servicing expense.
(e)	To reclassify Net economic value payments to Other income.
(f)	To reclassify gains (losses) on private equity investments to Asset/investment income.
(g)	To reclassify Business development, Professional, legal and other purchased services, and charges for book-entry services from Other expense.
(h)	To reclassify Broker-dealer services to Asset servicing.

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

NOTE 9: RECLASSIFICATIONS TO MELLON FINANCIAL INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2006

(dollar amounts in millions)	As Reported in Mellon Financial’s Form 10-K	Mellon Financial’s Reporting Reclassifications		As Shown for Mellon Financial in Combined Income Statement
Interest Income
Loans	$397	$—		$397
Margin loans	—	—		—
Securities
Taxable	862	(3	)(a)	859
Exempt from federal income taxes	35	—		35

Total securities income	897	(3)		894
Deposits in banks	100	5	(b)	105
Federal funds sold and securities purchased under resale agreements	40	—		40
Trading assets	9	—		9
Other money market securities	5	(5	)(b)	—

Total interest income	1,448	(3)		1,445

Interest Expense
Deposits	641	—		641
Federal funds purchased and securities sold under repurchase agreements	79	—		79
Other borrowed funds	17	—		17
Customers payable	—	—		—
Long-term debt	297	—		297
Funding of discontinued operations	(49)	—		(49)

Total interest expense	985	—		985

Net interest income	463	(3)		460
Provision for credit losses	2	—		2

Net interest income after provision for credit losses	461	(3)		458

Noninterest income
Securities servicing fees
Asset servicing	—	945	(c)	945
Issuer services	—	196	(d)	196
Clearing services	—	9	(e)	9

Total securities servicing fees	—	1,150		1,150
Global payment services	—	271	(f)	271
Asset and wealth management fees	—	2,065	(g)	2,065
Performance fees	—	358	(h)	358
Investment management	2,432	(2,432	)(e)(g)(h)	—
Distribution and servicing	415	—		415
Financing-related fees	—	45	(i)(j)(k)	45
Institutional trust and custody	945	(945	)(c)	—
Payment solutions & investor services	482	(482	)(d)(f)(i)	—
Foreign exchange and other trading activities	239	32	(l)	271
Securities gains	3	—		3
Asset/investment income	—	84	(k)	84
Financing-related/equity investment	114	(114	)(j)(k)	—
Other	222	(29	)(a)(l)	193

Total noninterest income	4,852	3		4,855

NOTES TO BANK OF NEW YORK AND MELLON FINANCIAL UNAUDITED PRO FORMA

COMBINED CONSOLIDATED FINANCIAL INFORMATION—(Continued)

(dollar amounts in millions)	As Reported in Mellon Financial’s Form 10-K	Mellon Financial’s Reporting Reclassifications		As Shown for Mellon Financial in Combined Income Statement
Noninterest expense
Staff	2,147	—		2,147
Net occupancy	236	—		236
Furniture and equipment	179	(73	)(m)	106
Clearing	—	—		—
Sub-custodian expenses	—	55	(n)	55
Software	—	77	(m)(o)(s)	77
Business development	114	—		114
Communications	85	(52	)(p)(q)	33
Professional, legal and other purchased services	516	(54	)(n)(o)(q)(r)	462
Distribution and servicing	503	—		503
Amortization of intangible assets	44	—		44
Merger and integration costs	—	11	(r)	11
Other	243	36	(p)(s)	279

Total noninterest expense	4,067	—		4,067

Income
Income from continuing operations before income taxes	1,246	—		1,246
Provision for income taxes	314	—		314

Income from continuing operations	$932	$—		$932

Reclassification adjustments to conform Mellon Financial categories with the Newco Income Statement presentation:

(a)	To reclassify income on Federal Reserve stock from Interest income on securities to Other noninterest income.
(b)	To reclassify Interest income on their money market investments to Interest income on Deposits with banks.
(c)	To reclassify Asset servicing fees from Institutional trust and custody fees.
(d)	To reclassify Issuer services fees from Payment solutions and investor services fees.
(e)	To reclassify clearing services fees from transition management business from Investment management fees to Clearing services fees.
(f)	To reclassify Global payment services fees from Payment solutions & investor services fees.
(g)	To reclassify the Investment management fees, other than those reclassified in adjustments (e) and (h), to Asset and Wealth Management fees.
(h)	To reclassify Performance fees from Investment management fees.
(i)	To reclassify certain Payment solutions and investor services fees to Financing-related fees.
(j)	To reclassify fees earned on letters of credit, acceptances and loan commitments and net gains on loan sales to Financing-related fees from Financing-related/equity investment fees.
(k)	To reclassify equity investment income, gain/loss on lease residuals and income earned on company-owned life insurance from Financing-related/equity investment income to Asset/investment income.
(l)	To reclassify earnings on seed capital investments and other trading-related income from Other noninterest income to Foreign exchange and other trading activities income.
(m)	To reclassify depreciation expense on software and software rental expense from Furniture and equipment expense to Software expense.
(n)	To reclassify Sub-custodian expenses from Professional, legal and other purchased services.
(o)	To reclassify software maintenance and license expense from Professional, legal and other purchased services to Software expense.
(p)	To reclassify postage expense from Communications expense to Other expense.
(q)	To reclassify delivery expense from Communications expense to Professional, legal and other purchased services.
(r)	To reclassify Merger and integration costs from Professional, legal and other purchased services.
(s)	To reclassify software leasing expense from Other expense to Software expense.